UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 12, 2015 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 12, 2015, LifeLock, Inc. (the “Company”) notified the New York Stock Exchange (the “NYSE”) that the Company had paid $35,000 to Thomas J. Ridge, a member of the Company’s audit committee, in connection with a one-time speaking engagement held on January 28, 2015. The Company also notified the NYSE that Mr. Ridge agreed to return the payment to the Company. On March 13, 2015, Mr. Ridge returned the payment to the Company.
Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits, among other things, the receipt by an audit committee member of any consulting, advisory, or other compensatory fees from the Company, other than in such member’s capacity as a member of the Company’s audit committee, board of directors or other board committees. Under Sections 303A.06 and 303A.07 of the NYSE’s Listed Company Manual, the Company is required to have an audit committee consisting of at least three directors, all of whom are independent under Rule 10A-3(b)(1) under the Exchange Act.
Based on subsequent discussions between the Company and the NYSE, in light of the fact that the violation was inadvertent and Mr. Ridge has returned the $35,000 payment to the Company, the NYSE has indicated that it does not intend to take any further action against the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	March 16, 2015	By:	/s/ Nicholas W. Robbins
Nicholas W. Robbins
Interim Chief Legal Officer and Secretary